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                      [PRICEWATERHOUSECOOPERS LETTERHEAD]




                                                May 17, 2000





Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Transworld Healthcare, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated May 12, 2000. We agree with the statements concerning our Firm in such Form 8-K


                                                Very truly yours,

                                                /s/ PricewaterhouseCoopers LLP
                                                ------------------------------
                                                PricewaterhouseCoopers LLP